Exhibit 99.1
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Contact:
Brad Allen
Imation Corp.
651-704-5818
Imation Anticipates Weak Q3
Global Economic Slowdown a Major Factor
OAKDALE, Minn—Oct. 9, 2008—Imation Corp. (NYSE:IMN) today provided an outlook on the third quarter ended September 30th based on preliminary unaudited financial results. For the quarter, the Company estimates revenue of approximately $525 million, and a reported operating loss of approximately $8 million to $10 million including restructuring and other charges of approximately $16 million to $17 million, the vast majority from previously announced restructuring programs. Excluding restructuring and other charges, operating income is estimated to be between $6 million and $8 million.
These preliminary results are below the Company’s expectations and were driven by economic weakness, which accelerated late in the quarter. Given the softness in the current quarter and continued concerns about the economic environment for the rest of the year, the Company believes full year results will be well below the revenue and earnings outlook provided on July 22nd, and investors should not rely on that outlook. Third quarter results are scheduled to be released on October 21, 2008 at which time the Company will also discuss its outlook for the rest of the year.
Commenting on the current results, President and CEO Frank Russomanno said, “Challenging economic and industry conditions around the world have clearly hurt our Q3 results. Specifically, the continued financial market turmoil has disrupted IT spending for our tape products in this important customer sector. Slowed consumer spending and reduced projections by many of our retail channel partners for the upcoming fourth quarter have also dampened demand in Q3. We see impacts in our largest markets of the U.S. and Europe as well as some recent softness in Japan.”
“Our financial position remains strong as we manage through the current economic weakness. As we have in the past, this management team will act aggressively to improve results as we focus on building for our long-term success. We remain confident in our strategy and the power of the solid brand portfolio we are building. We also remain committed to the ongoing transformation of Imation to a brand and product management company,” Russomanno concluded.

About Imation Corp.
Imation is a leading global developer and marketer of branded offerings that enable people to capture, save and enjoy digital information. Our world-class portfolio of digital storage products, audio and video electronics, and accessories reaches customers through a powerful global distribution network. The result is a company with strong commercial and consumer businesses and continued long-term growth and profitability that creates shareholder value. Imation Corp.’s global brand portfolio, in addition to the Imation brand, includes the Memorex brand, one of the most widely recognized names in the consumer electronics industry, famous for the slogan, “Is it live or is it Memorex?” and the XtremeMac brand. Imation is also the exclusive licensee of the TDK Life on Record brand, one of the world’s leading recording media brands. Additional information about Imation is available at http://www.imation.com.
Risk and Uncertainties
Certain information contained in this press release may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected. We wish to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. Risk factors include continuing uncertainty in global and regional economic conditions; the volatility of the markets in which we operate; the outcome of any pending or future litigation, including the pending Philips litigation; our ability to successfully defend our intellectual property rights; the possibility that our goodwill or other assets may become impaired; the rate of decline for certain existing products; the competitive pricing environment and its possible impact on profitability and inventory valuations; our ability to meet our revenue growth and cost reduction targets; our ability to successfully integrate our recent acquisitions and achieve the anticipated benefits, including synergies, in a timely manner; our ability to successfully implement our global manufacturing strategy for magnetic data storage products and to realize the benefits expected from the related restructuring; our ability to introduce new offerings in a timely manner either independently or in association with OEMs or other third parties; our ability to efficiently source, warehouse and distribute our products globally; our ability to secure and maintain adequate shelf and display space over time at retailers which conduct semi-annual or annual line reviews; our ability to achieve the expected benefits from our strategic relationships and distribution agreements; foreign currency fluctuations; our ability to secure adequate supply of certain high demand products at acceptable prices; the ready availability and price of energy and key raw materials or critical components; our ability to successfully manage multiple brands globally; the market acceptance of newly introduced product and service offerings, as well as various factors set forth from time to time in our filings with the Securities and Exchange Commission.
Imation, the Imation logo, Memorex, the Memorex logo, “Is it live or is it Memorex?” and XtremeMac are trademarks of Imation Corp. and its subsidiaries. The TDK Life on Record logo is a trademark of TDK Corporation. All other trademarks are property of their respective owners.